Exhibit 14.3

U.S. MARKET ANALYSIS
VENEZUELA CRUDE OIL AND REFINED PRODUCTS

Prepared for:

PDVSA FINANCE LTD.

Prepared by:

Houston - Los Angeles

London - Calgary

Buenos Aires - Singapore

May 2004	S.N. Fekete
G.S. Brush

i

I.              INTRODUCTION

Purvin & Gertz, Inc. (“Purvin & Gertz”) was engaged by PDVSA Finance Ltd. (“PDVSA Finance”) to assess the markets for Venezuelan type crude oils and Venezuelan refined petroleum products relative to the present customer relationships and contracts of Petróleos de Venezuela S. A. and its subsidiaries (“PDVSA”), with a particular focus on the United States and the Designated Customers included in the PDVSA Finance Ltd. (“PDVSA Finance”) Annual Report, as filed on Form 20-F, for the 2003 fiscal year, to which this report is an annex.  Purvin & Gertz has been retained on a continuous basis to provide an annual update of this report for inclusion in the annual report.  Purvin & Gertz’ analysis is based to a large extent on information available from public sources, primarily sources such as the Energy Information Service (the “EIA”) of the United States government and the United States Customs Service, and information available from the American Petroleum Institute (the “API”), as well as a variety of trade publications.

Throughout this report, the term “MB/D” and “MBPD” refers to thousand barrels per day.

This report was prepared for the sole benefit of the client. The distribution and use of this report by ratings agencies, PDVSA and the current and potential owners of PDVSA Finance debt securities is permissible for the purposes described below. No further distribution is to be made without the written consent of Purvin & Gertz.  Purvin & Gertz understands that this report will be included as an annex to the PDVSA Finance Annual Report, as filed on Form 20-F, for the fiscal year ended December 31, 2003, and which may be used for purposes relating to the offer and sale of debt securities by PDVSA Finance.  Purvin & Gertz consents to this report being included in such documents subject to the limitations expressed by PDVSA Finance for all information presented therein as well as those below.

Purvin & Gertz conducted this analysis and prepared this report utilizing reasonable care and skill in applying methods of analysis consistent with normal industry practice.  All results are based on information available at the time of review.  Changes in factors upon which the review is based could affect the results.  NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.  Some of the information on which this report is based is from other sources, including public sector data. Purvin & Gertz has utilized such information without verification unless specifically noted otherwise. Purvin & Gertz accepts no liability for errors or inaccuracies in information provided by others.

Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Offering Memorandum for the debt securities.

II.            SUMMARY

In recent years, PDVSA has been one of the largest suppliers of crude oil and refined petroleum products to the United States.  As shown in the following table, PDVSA had a 16% share of imports of the sum of heavy sour crude oil, light sour crude oil and refined petroleum products into the combined U.S. East Coast, U.S. Midwest, and U.S. Gulf Coast regional markets in 2003.  These markets together represent a significant portion of the overall U.S. sour crude oil import market.

PDVSA IMPORT MARKET SHARE

East Coast, Gulf Coast and Midwest Regions

	2003			2002			2001
	Total	PDVSA		Total	PDVSA		Total	PDVSA
	MB/D	MB/D	%	MB/D	MB/D	%	MB/D	MB/D	%
Heavy Sour Crude Oil	3,452	893	26%	3,064	910	30%	3,109	1,144	37%
Light Sour Crude Oil	2,088	141	7%	2,379	164	7%	2,535	45	2%
Refined Petroleum Products	1,797	136	8%	1,658	128	8%	1,672	196	12%
	7,336	1,170	16%	7,101	1,202	17%	7,315	1,385	19%

The reduction in 2002 and the further reduction in 2003 in market share and total exports to the U.S. reflects a very significant reduction in production of crude and products in Venezuela in December 2002 caused by an oil strike affecting PDVSA operations as well as reduced OPEC production ceilings.  The strike also impacted production in early 2003 but production levels recovered quickly to equilibrium levels beginning in March 2003.

Venezuelan crude oil production is generally characterized as heavy (meaning less than 30º API gravity) and sour (meaning greater than 0.7% sulfur content by weight). To economically process heavy sour crude oil into higher value petroleum products generally requires a high level of refining complexity. The United States, Venezuela, and the Caribbean possess most of the complex sour crude oil refining capacity in the Atlantic Basin. Capacity outside these areas to process heavy sour crude oil, mainly in Northwest Europe, is limited.

PDVSA’s substantial U.S. market share has been enhanced by acquisitions and joint ventures by PDVSA and an effective wholesale marketing strategy. Through its U.S. affiliates including CITGO and Hovensa in the U.S. Virgin Islands (USVI), PDVSA has acquired or entered into agreements involving refineries capable of efficiently processing sour crude oil. PDVSA currently owns or controls through joint venture arrangements more than 1,000,000 B/D of refinery capacity in the United States and the USVI.  These refineries processed about 74% of PDVSA’s crude oil exports to Designated Customers in the United States and the USVI in 2003, equal to 913,000 B/D of sour crude oil imports (Refiners in bold type on Page 9 - Designated Customer Table).  As a result of PDVSA’s acquisitions and marketing strategy, the

Designated Customers of PDVSA Finance together represented more than 88% (Page 9 - Designated Customer Table) of sour crude oil imports into PADDs I, II, III and VI of the U.S. in 2003, leaving no other significant customers in these U.S. markets capable of processing large quantities of incremental sour crude oil.  This concentration of 88% of the entire market for crude similar to Venezuela’s production among Designated Customers is, in itself, an effective barrier to PDVSA’s potential diversion of crude to alternative customers.

The sour crude oil capacity utilization rate of the complex refineries in the United States processing sour crude oil was over 94% in 2002 (Table A2), leaving only about 567 MBPD of unutilized capacity.  After excluding refineries capable of processing sour crude but which chose instead to process light sweet North Sea crude oil, inland refineries not capable of receiving foreign imports, and asphalt refineries where operating rate is seasonal, this equates to only about 7% of total available sour crude oil capacity in these markets.  Sustained levels of over 95% utilization of capacity are difficult to maintain industry wide.  Further expanding PDVSA’s market for sour crude oil would likely require significant capital investment and/or crude oil price discounting to displace customary supplies.  A significant portion of PDVSA’s heavy sour crude oil production simply could not be diverted from the Designated Customers due to refinery processing limitations.

In conclusion, based on Purvin & Gertz’ study of the U.S. and Atlantic Basin markets for PDVSA’s crude oil production and PDVSA’s high degree of market penetration, realistically, PDVSA would not be able to divert large quantities of its crude oil supplies to customers outside the group of Designated Customers in the United States or elsewhere without severe financial consequences.

III.           CRUDE OIL IMPORTS

Venezuelan crude oil production is generally characterized as heavy (meaning less than 30º API gravity) and sour (meaning greater than 0.7% sulfur content by weight).  In 2003, 88% of PDVSA’s crude oil exports to the U.S. were sour crude oil, with the majority being of the heavy sour crude type.  The United States, Venezuela and the Caribbean possess most of the heavy sour crude oil refining capability in the Atlantic Basin.  In order to economically process Venezuelan heavy sour crude oil into higher value refined petroleum products generally requires a relatively high level of refining complexity.  Venezuelan sour crude oil imported in 2003 into the combined U.S. East Coast, Midwest, and Gulf Coast regional markets had an average API gravity of 22.6° and a sulfur content of 1.95% by weight (from Purvin & Gertz import data base).  As a point of comparison, the sour crude oil imported into the combined U.S. East Coast, Midwest and Gulf Coast regional markets had an average API gravity of 27.0° and a sulfur content of 2.5% by weight.

The PADD (Petroleum Administration for Defense District) designation is used by the DOE to report fuels statistics.  The U.S East Coast is designated as PADD I, the U.S Midwest is designated as PADD II, and the U.S. Gulf Coast is designated as PADD III.  In addition, the Rocky Mountain region is designated as PADD IV, the West Coast as PADD V, and the Caribbean region is PADD VI.

In late 2002, an oil strike in Venezuela resulted in greatly reduced operating levels in PDVSA.  Crude production was reduced from around 3 million B/D in November 2002 to about 600,000 B/D in January 2003.  As shown in the figure below, the production levels have risen significantly since, with June 2003 levels returning to about 2.6 million B/D.  The following graph shows the monthly trend in crude oil production and total U.S. imports of Venezuelan crude oil from September 2002 to December 2003.

As shown in the table of Sour Crude Imports by Source on page 6, the share of heavy sour crude imports from PDVSA into the US PADD I-III region declined to 26% in 2003.  This change was due in part to the time required in returning PDVSA production and exports to pre-strike levels.  In contrast, both Mexico and the Middle East have increased their market share of heavy sour crude imports over the last several years, with a combined 50% market share in 2003, compared to a combined 41% share in 2001 and 46% in 2002.  With respect to total sour crude imports, PDVSA’s market share declined to 19% in 2003 from 20% in 2002.

PDVSA continues to be one of the largest suppliers of sour crude oil and refined products to the U.S. with a 16% share of imports into the combined U.S. East Coast, Midwest and Gulf Coast markets (PADDs I-III) in 2003 (table below).  If the Hovensa refinery in the USVI (PADD VI) were included, the PDVSA share would represent about 19% of total imports.  The Hovensa refinery exports most products produced to the U.S. East Coast and, therefore, essentially acts as an East Coast refinery.  PDVSA is also one of the largest foreign suppliers of heavy sour crude oil to these markets.

PDVSA MARKET SHARE, 2003
East Coast, Gulf Coast and Midwest Regions

	Sour Crude Oil	Products	Total Import	%
PDVSA	1,034	136	1,170	16%
Saudi Arabia	1,460	12	1,472	20%
Mexico	1,459	13	1,472	20%
Canada	733	334	1,067	15%
Other	853	1,302	2,155	29%
Total	5,539	1,797	7,336	100.0%

The U.S. Rocky Mountain (PADD IV) and West Coast (PADD V) regions are generally not considered competitive markets for Venezuelan crude oils.  This is due to logistical and competitive advantages possessed by Canadian production (in the case of PADD IV), and by California, Alaska, Pacific Basin and Middle East production (in the case of PADD V).

Venezuela’s crude exports to the U.S. were 88% sour in 2003, as shown in the table below.  Of the sour crude, all of the imports in 2003 not allocated to PADD I-III were imported by Hovensa (PADD VI), except for a few thousand B/D shipped to the West Coast (PADD V) for specialty asphalt purposes (not included in table below).

2003 TOTAL U.S. VENEZUELAN CRUDE IMPORTS
PADDs I, II, III and VI

	MB/D	%
Sweet	170	12
Light Sour	256	18
Heavy Sour	1,011	70
Total	1,436	100
Total Sour	1,266	88

The following table summarizes total PADD I, II, and Ill crude oil imports for 1999 through 2003.  The table demonstrates that the Gulf Coast (PADD Ill) is the largest of the three U.S. sour crude oil import markets shown.  The table also illustrates that PDVSA’s market share for sour crude oil, and heavy sour crude oil in particular, is substantial, particularly in the East and Gulf Coast regions. In the Midwest region (PADD II), where Canadian crude oil has a significant transportation advantage over Venezuelan crude oil, PDVSA’s market share is significantly lower than in the other two regions.

SOUR CRUDE OIL IMPORTS BY SOURCE (MB/D)

		Total Sour Crude					Heavy Sour Crude
		PADD I	PADD II	PADD III	Total	%	PADD I	PADD II	PADD III	Total	%
2003	PDVSA	77	15	942	1,034	19%	70	4	819	893	26%
	Canada	80	647	6	733	13%	65	630	1	696	20%
	Mexico	51	1	1,408	1,459	26%	51	0	1,286	1,337	39%
	Mid East	225	214	1,571	2,010	36%	44	2	317	363	11%
	Other	57	8	238	303	5%	37	2	125	164	5%
	Total	489	885	4,165	5,539		266	637	2,549	3,452
2002	PDVSA	91	28	955	1,074	20%	74	13	823	910	30%
	Canada	84	631	1	716	13%	27	520	0	546	18%
	Mexico	47	10	1,372	1,429	26%	45	7	1,126	1,178	38%
	Mid East	217	245	1,431	1,894	35%	47	1	187	234	8%
	Other	92	26	212	330	6%	41	18	137	195	6%
	Total	532	940	3,971	5,443		234	557	2,273	3,064
2001	PDVSA	136	44	1,010	1,189	21%	136	42	966	1,144	37%
	Canada	62	682	0	744	13%	51	505	0	556	18%
	Mexico	38	17	1,186	1,241	22%	38	1	960	1,000	32%
	Mid East	212	278	1,814	2,304	41%	30	15	229	274	9%
	Other	32	15	118	165	3%	30	11	95	135	4%
	Total	479	1,036	4,128	5,643		284	574	2,250	3,109
2000	PDVSA	168	56	858	1,082	20%	164	48	748	960	35%
	Canada	64	738	16	817	15%	53	513	0	566	20%
	Mexico	34	41	1,072	1,148	22%	34	27	724	785	28%
	Mid East	178	265	1,703	2,145	40%	36	23	302	361	13%
	Other	24	8	91	123	2%	20	5	72	97	4%
	Total	469	1,107	3,739	5,315		308	615	1,883	2,769
1999	PDVSA	158	147	735	1,040	20%	139	115	588	842	34%
	Canada	65	641	1	706	14%	15	393	1	409	16%
	Mexico	25	47	1,007	1,078	21%	21	25	633	678	27%
	Middle East	151	288	1,671	2,110	41%	49	27	317	393	16%
	Other	60	27	171	258	5%	43	15	102	160	6%
	Total	458	1,150	3,584	5,193		268	574	1,640	2,483

In PADD I, total sour crude oil imports have increased from 458 MB/D in 1999 to 489 MB/D in 2003.  The Middle East (primarily Saudi Arabia) and Venezuela are typically the largest sour crude oil importers into PADD l.  PDVSA market share decreased in 2003 to 19% of total sour crude oil and 26% of heavy sour crude oil.  In comparison, PDVSA 2002 imports represented 20% of total sour crude oil and 30% of heavy sour crude oil, while in 2001, PDVSA imports were 21% of total sour crude oil and 37% of heavy sour crude oil. The further reduction between 2003 and 2002 is primarily due to the time required in recovering from the oil strike that began in late 2002.

With respect to PADD II, Canada is the largest exporter to the region for all crude oil types. In 2003, Canada accounted for about 73% of the total sour crude oil imported into PADD II, up from 67% in 2002.  PDVSA had a total sour crude oil import share in PADD II of approximately 2% in 2003, a continuation of the declining trend of the last several years.  Heavy sour crude oil imports into PADD II are also dominated by Canada, which had a 99% share of the heavy sour crude oil market in 2003.  If PDVSA were to attempt parity pricing in the U.S. Midwest to gain market share, it would result in lower netback values for its crude oil than could be received by incremental sales into the U.S. Gulf Coast.  For this reason, there appears to be little incentive for PDVSA to seek a greater market share in PADD II and explains its loss in PADD II market share since 1999.

Middle Eastern producers retained their traditional position in PADD III as the largest sour crude oil exporters to the region with a 38% market share in 2003.  PDVSA supplied 23% of total sour imports to PADD III in 2003, but its market share has declined since 2001.  In contrast, Mexican imports have increased substantially over the last several years, yielding a 2003 total sour crude market share of 34%.  PDVSA’s market share of heavy sour crude oil also peaked in 2001 at 43%.  It has declined since then, with a 36% share in 2002 and a 32% share in 2003.  This has been caused by a combination of reduced OPEC quotas, increased Mexican heavy sour imports and the reduction in PDVSA production due to the oil industry strike.  As a result, for the last two years PDVSA has been below Mexico as the largest supplier of heavy sour crude to PADD III.

In PADD VI, sour crude oil imports to the Hovensa refinery in St. Croix, USVI increased from 179 MB/D in 2002 to 256 MB/D in 2003.  PDVSA provided 230 MB/D of these sour crude oil imports to the refinery in 2003.  PDVSA has a 50% interest in the St. Croix refinery along with Amerada Hess.  The refinery includes a coker complex to enhance the economics of processing heavier sour Venezuelan crude oil.  As noted, St. Croix is in PADD VI, which includes all of the U.S. Caribbean Territories.  The St. Croix refinery exports substantially all of its product output into the U.S. market, primarily into PADD I.   Although the Hovensa refinery is in PADD VI, because the refinery exports most of its product into the U.S. market, Hovensa is effectively a PADD I refinery as it affects product balances.

DESIGNATED CUSTOMERS AND U.S. IMPORT MARKET

PDVSA’s significant U.S. market share has been enhanced by acquisitions and joint ventures by PDVSA, and an effective wholesale marketing strategy.  Through its U.S. affiliates, including CITGO and Hovensa in the USVI, PDVSA has acquired or entered into agreements with refineries capable of efficiently processing heavy sour crude oil.  PDVSA currently owns or controls, through joint venture arrangements, more than 1,000,000 B/D of refinery capacity in the U.S.  In 2003, approximately 913 MB/D or about 72% of total Venezuelan sour crude oil exports to all eligible U.S. refining customers went into these affiliated facilities.  This fraction rises to 97%, when compared with PDVSA’s exports to Designated Customers only.

The following table lists the primary Designated Customers for PDVSA Finance ranked by total barrels of sour crude oil imported into PADDs I, II, III and VI in 2003 and the breakdown of supply for major sour crude oil sources. As the table illustrates, Designated Customers of PDVSA Finance together represented more than 88% of the sour crude oil imports into U.S. PADDs I, II, III and VI in 2003, leaving no other significant customers in these markets for sour crude oil.  PDVSA’s sour crude oil import market share among these customers is about 24%.

U.S. ELIGIBLE CUSTOMER IMPORT SUMMARY (1) - PADDs I, II, III and VI

	Sour Imports (MB/D)					2003 (MB/D)
	2003%	2003(1)	2002	2001	2000	PDVSA	Mexico	Middle East	Canada	Other
ExxonMobil (3)	14.9%	870	761	886	875	133	327	332	—	78
Equiva Trading International LLC (4)	11.1%	645.3	609	635	640	9	11	594	—	32
Valero (5)	10.3%	601	416	479	383	91	100	377	15	18
ConocoPhillips(6)	8.0%	467.2				137	126	131	68	4
CITGO	6.5%	380	355	386	366	304	2	35	—	40
Marathon Ashland	6.4%	374	361	378	370	6	94	218	56	0
ChevronTexaco (7)	5.7%	331	363	368	—	12	267	48	—	4
Flint Hills (8)	5.3%	307	271	311	307	14	8	25	233	27
Hovensa LLC (9)	4.4%	256	179	186	215	230	—	—	—	26
Lyondell CITGO	4.3%	251	244	241	237	232	—	15	—	4
BP	5.7%	334	259	307	324	4	47	129	131	23
PDV Midwest	2.5%	146	65	75	121	10	—	1	129	5
Murphy Oil	1.1%	63	101	127	126	18	4	12	23	6
Hunt Refining	0.5%	29	24	27	27	—	13	16	—	—
Giant (10)	0.3%	19	9	—	—	—	—	—	1	17
Trigeant (11)	0.3%	18	14	13	25	5	11	—	—	1
Fina Oil & Chem	0.5%	30	—	3	33	15	—	13	—	2
Ergon Refining	0.3%	16	18	19	20	2	—	—	—	14
Coastal	0.1%	9	18	47	109	4	5	—	—	—
NCRA	0.1%	7	3	6	32	—	—	—	7	—
Farmland Industries	0.0%	2	16	25	—	—	—	—	—	2
Sinclair	0.0%	0	—	4	5	—	—	—	0	—

Total Designated Customers	88.5%	5,155	4,513	4,868	4,830	1,227	1,015	1,946	664	303

Premcor	4.0%	233	245	215	237	20	188	16	—	9
Shell	4.7%	272	295	188	169	2	244	1	2	23
United Refining	1.1%	62	58	61	64	—	—	—	62	—
Orion	0.6%	33	121	126	58	5	11	14	—	3
Lion	0.4%	26	34	34	29	—	—	26	—	—
Other	0.7%	41	92	218	142	12	1	7	6	15
TOTAL ELIGIBLE CUSTOMERS	100.0%	5,822	5,358	5,712	5,530	1,266	1,459	2,010	734	352

(1)   Due to rounding, the sum of 2003 imports for a particular customer may not equal the sum of the sources

(2)   Refineries in bold are PDVSA affiliates or joint venture partners.

(3)   ExxonMobil is the combined Exxon & Mobil

(4)   Equiva Trading International LLC is a trading company which operates for the benefit of Shell Oil Company and Motiva Enterprises (owned by Shell Oil Company and Saudi Refining Inc.)

(5)   Valero is the combined Valero, Ultramar, and Diamond Shamrock

(6)   ConocoPhillips is the combined Conoco and Phillips

(7)   ChevronTexaco is the combined Chevron & Texaco

(8)   Flint Hills was formerly Koch

(9)   Hovensa LLC (formerly Amerada Hess) is located in St. Croix, USVI which is considered PADD VI.

(10) Refers to the Giant Yorktown, VA refinery formerly owned by BP. Giant’s other assets are inland refineries which do not have access to PDVSA crude oil.

(11) Trigeant was formerly Neste

STRUCTURAL IMPEDIMENTS TO INCREASE OR DIVERT CRUDE VOLUMES

PDVSA’s equity ownership of more than 1,000,000 B/D of refining capacity in the U.S. and the USVI, its substantial import market share among existing third party refineries capable of processing Venezuelan type crude oil, and the discounts that would be needed to increase market share in existing complex refineries or through additions of new capacity effectively limit the possibility of a major shift by PDVSA away from supplying its Designated Customers.  If PDVSA were to attempt such a shift, the resulting competition for the sale of heavy crude oil could result in a downward spiral of retaliatory price discounting, leading to even greater reductions in crude oil prices and total revenues.

Further market penetration by PDVSA is also constrained by logistical advantages of Canadian crude oil in the Midwest region, the various producer/refiner joint venture relationships in the U.S. East and Gulf Coast regions and the limited sour crude oil processing capacity in the United States.

FACTORS FURTHER LIMITING MARKET PENETRATION BY PDVSA

Refinery Complexity Requirement:  The heavy sour crude oil that dominates PDVSA’s production requires refineries with relatively high Nelson complexity factors to most efficiently produce higher value refined petroleum products.  The Nelson complexity factor is determined by multiplying all reported unit capacities by their complexity factor and dividing by crude oil distillation capacity.  A basic topping refinery, which essentially separates crude oil into its boiling point fractions, has a complexity factor of 1.0. A refinery with asphalt capacity, which typically includes a vacuum distillation unit, has a complexity factor of 1.1 to 3.0.  A hydroskimming refinery, which is usually a topping refinery with a catalytic reformer to upgrade the naphtha, has a typical complexity of 4 to 6. A cracking refinery which includes a Fluid Catalytic Cracker (FCCU) and/or a Hydrocracker to upgrade gas oil into gasoline and distillates typically has a complexity factor range of 5 to 10.  A coking refinery typically has a complexity factor of 7 to 12 and includes a delayed coker, which allows full conversion of the crude oil barrel to higher value refined products.

Venezuelan crude oil is typically processed in coking refineries to realize the full value of the crude oil barrel.  Refiners without coking capacity generally cannot typically process Venezuelan crude oil economically, except with specialty asphalt operations.

High Level of Sour Crude Oil Capacity Utilization of Existing Refineries:  Approximately 94% of the 7.9 million barrels per day of sour crude oil capacity in PADDs I, II, and Ill was utilized in 2002 (Table A2).  This is lower than the 96% utilization seen in 2001 (Table A3).  The reduction from 2001 to 2002 was due to reduced availability of heavier grades under OPEC production quotas, the reduction in Venezuelan crude availability during part of 2002, and the difficulty of maintaining operations above 95% of their limit.  On an industry wide basis, 95% utilization capacity is near the upper limit of sustainable levels when required downtime is considered.  Tables A2, A3, and A4 in the appendix show refinery design capacities and runs by type of crude for 2002, 2001 and 2000, respectively.

Total available sour crude capacity in PADDs I, II, and III is the net refining capacity for processing sour crudes in these markets after excluding:

•      Certain refineries capable of processing sour crude oil which instead chose to process light sweet North Sea crude oil

•      Inland refineries not capable of receiving foreign imports

•      Asphalt refineries where operating rate is seasonal

Although specific refinery run data is not yet available for 2003, it should be noted that two refineries in PADD Ill capable of processing sour crude oil have signed long term crude oil supply contracts with Pemex and have recently started-up new heavy upgrading units.  These refineries are ChevronTexaco Pascagoula, MS and Valero Texas City, TX.  In the last 5-years several heavy-upgrading projects have been completed which include the Premcor Port Arthur, TX refinery; the ExxonMobil Baytown, TX refinery; the ConocoPhillips Sweeny, TX refinery; and the MarathonAshland Garyville, LA refinery.

In 2002, there was approximately 567 MBPD of under-utilized capacity, or roughly 7% of total sour capacity.  Of the roughly 7.9 million barrels per day of sour crude oil refining capacity in PADDs I, II, and Ill (Table A2), PDVSA supplied refineries having a crude oil capacity of 5.5 million barrels per day, or 70% of the total capacity.  However, 1.8 million barrels of sour crude refining capacity is located in PADD II, where Canadian crude oil is geographically and, therefore, economically advantaged.  Therefore, PDVSA’s effective sour crude oil refining capacity market penetration in PADDs I and III is about 90%.  This includes refineries where PDVSA has structural arrangements via its wholly owned US affiliate CITGO as well as joint venture arrangements such as Lyondell-CITGO, ConocoPhillips Sweeny, and the PDVSA ExxonMobil refinery in Chalmette, LA.

UNDERUTILIZED SOUR CRUDE CAPACITY (MB/D)

	2002	2001	2000	1999
U.S. East Coast	46	80	67	144
U.S. Midwest	69	93	7	68
U.S. Gulf Coast	452	257	443	240
Total Underutilized Sour Capacity	567	430	517	452

Total Sour Capacity	7,887	7,766	7,766	7,741
% Underutilized	7%	6%	7%	6%

Capital Costs Required to Increase Refinery Complexity:  To modify or construct facilities to process incremental quantities of Venezuelan sour crude oil, refiners would require an economic incentive to provide adequate return on capital investment, most likely in the form of long-term price discounts to current market pricing. Discounts in the magnitude of 50¢ to $1.00 per barrel would be required to provide economic returns sufficient to encourage refiners to construct or modify existing refining facilities to enable them to process heavy crude oil to light refined petroleum products. The resulting competition for the sale of heavy crude oil due to retaliatory discounting by Canada, Mexico and the Middle East could result in a downward price spiral resulting in a significant reduction in crude oil prices and total revenues from crude oil sales for producing countries.  Producers have avoided this in the past by pursuing long-term contracts, joint ventures or acquisitions to place heavy sour crude oil production. This strategy is expected to continue in the future.

Strategic Affiliations of Competing Producers:  Other competing producers are tying up refining capacity in these markets that might otherwise be available to process Venezuelan crude oil.  The impact of known producer/refiner affiliations can be seen in the concentration of supply. For example, Saudi Arabia exported 1,460 MB/D of sour crude oil to PADDS I, II and III in 2003, a significant portion of which was processed by former Saudi Aramco partners ChevronTexaco, ExxonMobil and Saudi Aramco’s U.S. affiliate Equiva.  In addition, PEMEX, Mexico’s national oil company, exported 1,459 MB/D of sour crude to these markets in 2003, a large portion of which was processed via commercial arrangements including its refinery joint venture with Shell Oil Company as well as long-term supply contracts with Premcor to supply 200 MBPD to its Port Arthur refinery and ExxonMobil to supply 65 MBPD to its Baytown refinery.  These long-term commitments of customers to competing supplies limit expansion potential for PDVSA.

Venezuelan Extra Heavy Oil Projects:  PDVSA is currently involved in four extra heavy oil production and upgrading projects in Venezuela’s Orinoco Oil Belt.  The Orinoco Belt projects produce syncrude, which is essentially upgraded or processed Orinoco Belt crude oil and which is suitable for further processing in traditional refineries.  These projects will impact the market for PDVSA’s traditional production and imports into the United States to the extent they include partner refineries which could otherwise be outlets for traditional PDVSA heavy sour crude oil production.  The affected refineries include the above-mentioned PDVSA ExxonMobil Chalmette refinery and the Conoco Lake Charles refinery.  Conversely, the Orinoco Belt syncrudes could create some additional opportunity for PDVSA, which has a direct interest in each of the Orinoco Belt projects, to market a wider range of crude oils in the US markets as evident by the sale of sweet Sincor syncrude to Valero.

The Petrozuata project, which is one of three projects to be completed to date, can supply 60 MBPD of 23° API crude oil to the Conoco Lake Charles refinery in addition to supplying 40 MBPD of syncrude to the Cardon refinery in Venezuela.  The Petrozuata project has been in operation since 2000.

The second project, Cerro Negro, came on-stream in August 2001 and is producing a 16° API syncrude that is being processed at the Chalmette refinery, which is now a 50/50 joint venture between PDVSA and ExxonMobil.

The third project, Sincor, came on-stream in early 2002 and produces a very sweet, bottomless syncrude stream.  Sincor presently has a supply agreement with Valero to provide 45 MBPD of syncrude to the Valero refinery in Three Rivers, Texas and the Alon Big Springs, TX refinery.  Because of its properties, syncrude produced from Sincor will not be extensively marketed to refineries capable of processing heavy sour crude oil.

Finally, the Hamaca project will produce a 26° API crude oil and the project is expected to be started-up by the fourth quarter 2004.  Hamaca plans to market the syncrude on the USGC and does not have any supply arrangements at this time.

IV.           REFINED PETROLEUM PRODUCTS

Venezuelan product exports to the U.S. were severely impacted by the shutdown of much of Venezuela’s oil refining capacity from December 2002 to February 2003 due to the oil strike.  The following table shows U.S. imports of Venezuelan product from September 2002 to December 2003 from U.S. Customs Service data.  Although volume recovery was evident by March 2003, product imports to the U.S. did not recover until April 2003.

Summary import data for refined petroleum products to PADD’s I-III in 2003 and 2002 are shown in the table below.  Product imports from the U.S. Virgin Islands are not viewed as an independent source of foreign supply due to the fact that all such imports are from the Hovensa LLC St. Croix refinery and go primarily into the Amerada Hess and CITGO U.S. marketing operations, and this flow of products is unlikely to change or be severed. PDVSA has a 50% interest in the Hovensa St. Croix refinery. Therefore, the imports of refined petroleum products from the U.S. Virgin Islands are indirectly tied to PDVSA due to the crude oil supply arrangement and PDVSA’s equity position in the refinery.

U.S. REFINED PRODUCTS IMPORTS

(MB/D)

	2003					2002
Source	PADD I	PADD II	PADD III	Total	%	PADD I	PADD II	PADD III	Total	%
PDVSA	119	—	18	136	8%	108	—	20	128	8%
Virgin Islands	278	—	3	281	16%	228	—	7	235	14%
Canada	315	13	5	334	19%	306	8	0	314	19%
Europe	308	0	111	420	23%	325	—	126	450	27%
Middle East	19	—	12	31	2%	16	—	11	27	2%
Other Western	352	—	104	456	25%	253	—	108	361	22%
Far East	95	—	44	138	8%	91	—	52	143	9%

Total	1,487	14	296	1,797		1,327	8	324	1,658

PDVSA’s U.S. Virgin Islands affiliation reinforces PDVSA’s position as the largest single supplier of refined petroleum products imports to PADDs I, II, and III, and particularly to PADDs I and III.

Transportation costs to the U.S. generally provide PDVSA with a $0.45 to $0.60 per barrel netback advantage over European-sourced refined petroleum products.  However, the U.S. still remains the highest valued alternative market for surplus European gasoline production.  Conversely, other products which are not in surplus to European regional demand, such as jet kerosene, are disadvantaged for PDVSA, due to freight costs and travel time differences to European markets for Venezuelan sourced products.

Both directly and through its affiliates (not including Hovensa), PDVSA supplied about 8% of the refined petroleum products purchased by the companies that imported into the U.S. East Coast (PADD I) in 2003, similar to its 2002 market share.  In addition, Hovensa supplied about 19% of refined product imports to PADD I in 2003, an increase over its 2002 share of 16%.  Tables A5 and A6 provide more detail on refined product imports by importer for years 2003 and 2002 respectively.

In summary, given the commodity nature of refined products, there is no realistic opportunity (without significant discounting) for PDVSA to substitute large quantities of its U.S. refined product purchasers with alternative purchasers, due to PDVSA’s current broad penetration of the market.

V.            APPENDIX

Detailed tables of the information summarized in the text of this report are included as an appendix to this report.

TABLE A1

SOUR CRUDE OIL IMPORTS BY SOURCE

(Heavy indicates less than 30 API; Sour is greater than 0.7% sulfur by weight)

	PADD I			PADD II			PADD III			TOTAL PADD I-III
	Light Sour	Heavy Sour	TOTAL PADD I	Light Sour	Heavy Sour	TOTAL PADD II	Light Sour	Heavy Sour	TOTAL PADD III	Light Sour	Heavy Sour	GRAND TOTAL

1999 - BPD
Mexico	4,104	20,764	24,868	22,068	24,553	46,622	374,038	632,521	1,006,559	400,211	677,838	1,078,049
PDVSA	19,082	139,077	158,159	31,997	115,288	147,285	146,512	588,115	734,627	197,592	842,479	1,040,071
Canada	49,326	15,455	64,781	247,616	392,893	640,510	0	1,014	1,014	296,942	409,362	706,304
Mid East	101,312	49,414	150,726	261,721	26,674	288,395	1,353,559	317,290	1,670,849	1,716,592	393,378	2,109,970
Other	16,203	43,482	59,685	12,488	14,704	27,192	69,841	101,548	171,389	98,532	159,734	258,266

TOTAL	190,027	268,192	458,219	575,890	574,112	1,150,003	1,943,951	1,640,488	3,584,438	2,709,868	2,482,792	5,192,660

2000 - BPD
Mexico	0	34,380	34,380	14,740	26,746	41,486	347,672	723,978	1,071,650	362,413	785,104	1,147,516
PDVSA	3,932	164,413	168,344	8,347	47,634	55,981	110,112	747,902	858,014	122,391	959,948	1,082,339
Canada	10,710	52,825	63,536	224,568	513,038	737,607	15,669	0	15,669	250,948	565,863	816,811
Mid East	141,656	36,464	178,120	242,085	22,530	264,615	1,400,653	302,090	1,702,743	1,784,393	361,085	2,145,478
Other	4,246	20,052	24,298	2,784	4,814	7,598	19,041	72,093	91,134	26,071	96,959	123,030

TOTAL	160,544	308,134	468,678	492,525	614,762	1,107,287	1,893,148	1,846,063	3,739,210	2,546,216	2,768,959	5,315,175

2001 - BPD
Mexico	0	37,814	37,814	15,614	1,433	17,047	225,586	960,367	1,185,953	241,200	999,614	1,240,814
PDVSA	0	135,600	135,600	1,334	42,170	43,504	43,893	966,359	1,010,252	45,227	1,144,129	1,189,356
Canada	10,641	50,975	61,616	177,466	504,959	682,425	0	0	0	188,107	555,934	744,041
Mid East	181,682	29,934	211,616	263,359	15,068	278,427	1,584,907	229,019	1,813,926	2,029,948	274,022	2,303,970
Other	2,370	29,849	32,219	4,093	10,710	14,803	23,688	94,540	118,227	30,151	135,099	165,249

TOTAL	194,693	284,173	478,866	461,866	574,340	1,036,205	1,878,074	2,250,285	4,128,359	2,534,633	3,108,797	5,643,430

2002 - BPD
Mexico	1,433	45,367	46,800	2,753	6,811	9,564	246,263	1,126,233	1,372,496	250,449	1,178,411	1,428,860
PDVSA	17,337	73,855	91,192	14,912	12,682	27,595	131,803	823,211	955,014	164,052	909,748	1,073,800
Canada	57,019	26,729	83,748	111,586	519,707	631,293	1,444	0	1,444	170,049	546,436	716,485
Mid East	170,482	46,910	217,392	244,699	523	245,222	1,243,923	187,005	1,430,929	1,659,104	234,438	1,893,542
Other	51,200	41,170	92,370	8,833	17,641	26,474	74,978	136,559	211,537	135,011	195,370	330,381

TOTAL	297,471	234,030	531,501	382,784	557,364	940,148	1,698,411	2,273,008	3,971,419	2,378,666	3,064,403	5,443,068

2003 - BPD
Mexico	0	50,526	50,526	833	0	833	121,830	1,286,123	1,407,953	122,663	1,336,649	1,459,312
PDVSA	7,178	69,636	76,814	11,559	3,501	15,060	122,463	819,493	941,956	141,200	892,630	1,033,830
Canada	15,063	64,786	79,849	17,844	629,512	647,356	4,422	1,258	5,679	37,329	695,556	732,885
Mid East	180,658	43,921	224,578	212,145	2,255	214,400	1,254,479	316,800	1,571,279	1,647,282	362,975	2,010,258
Other	20,447	36,732	57,178	6,184	1,614	7,797	112,575	125,447	238,022	139,205	163,792	302,997

TOTAL	223,345	265,600	488,945	248,564	636,882	885,447	1,615,770	2,549,121	4,164,890	2,087,679	3,451,603	5,539,282

TABLE A2

2002 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION

		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
		Capacity	Light	Heavy	Total													Light	Heavy
Company	Note	(MB/CD)	Sour	Sour	Sour	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Sour	Sour	Total

Chevron,Perth Amboy,NJ		80	—	80	80	—	—	—	—	—	—	49	49	—	—	49	49	0%	61%	61%
Citgo,Savannah,GA	A	28	—	28	28	—	—	—	—	—	—	22	22	—	—	22	22	0%	80%	80%
Citgo,Thorofare,NJ	A	80	—	80	80	—	—	—	—	—	—	43	43	—	—	43	43	0%	54%	54%
Conoco Phillips,Linden,NJ	(1)	285	60	—	60	—	—	5	5	—	—	38	38	—	—	43	43	8%	0%	71%
Conoco Phillips,Marcus Hook,PA		180	—	—	—	—	—	7	7	—	—	18	18	—	—	25	25	0%	0%	0%
El Paso,Westville,NJ	(2)	150	—	—	—	—	—	9	9	—	—	5	5	—	—	14	14	0%	0%	0%
Giant,Yorktown,VA	(3)	59	—	30	30	—	—	—	—	—	—	14	14	—	—	14	14	0%	45%	45%
Motiva (Star),Delaware City,DE		152	30	122	152	—	—	93	93	—	—	69	69	—	—	162	162	310%	57%	107%
Sunoco,Philadelphia - Girard Point,PA		330	—	—	—	—	—	—	—	—	—	1	1	—	—	1	1	0%	0%	0%
Sunoco,Marcus Hook,PA		175	—	—	—	—	—	—	—	—	—	3	3	—	—	3	3	0%	0%	0%
United Refining Co.,Warren,PA		67	22	25	47	—	1	—	1	—	33	—	33	—	34	—	34	3%	133%	73%
Valero,Paulsboro,NJ		157	147	10	157	—	—	127	127	—	—	14	14	—	—	140	140	86%	136%	89%
Young Refining, Douglasville, GA	A	6	—	6	6	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
TOTAL PADD I		1,748	259	381	640	—	1	240	241	—	33	275	309	—	34	516	550	93%	81%	86%

Notes:	A	Asphalt plant, not included in capacity calculation
	(1)	Previously Tosco
	(2)	Previously Coastal, sold to Sunoco in 2003
	(3)	Previously BP Amoco

TABLE A2 (Continued)

2002 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION

		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
		Capacity	Light	Heavy	Total													Light	Heavy
Company	Notes	(MB/CD)	Sour	Sour	Sour	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Sour	Sour	Total

BP,Whiting,IN		410	140	140	280	177	—	—	177	1	84	12	96	178	84	12	273	126%	69%	98%
BP,Toledo,OH		152	—	—	—	—	—	6	6	—	50	10	61	—	50	16	67	0%	0%	0%
Citgo,Lemont,IL		159	59	100	159	29	18	11	57	—	37	—	37	29	54	11	94	98%	37%	59%
ConocoPhillips,Ponca City,OK		174	55	—	55	90	—	2	92	—	5	9	15	90	5	11	107	167%	0%	194%
ConocoPhillips,Wood River,IL	(1)	286	200	50	250	141	1	60	201	—	62	—	62	141	63	60	263	100%	124%	105%
Exxon Mobil,Joliet,IL		232	70	162	232	10	68	1	79	—	144	—	144	10	212	1	223	113%	89%	96%
Farmland ,Coffeyville,KS		110	25	—	25	20	—	1	21	—	—	15	15	20	—	16	36	84%	0%	145%
Flint Hills Resources,Rosemount,MN	(2)	290	—	290	290	—	1	7	8	—	229	—	229	—	230	7	237	0%	79%	82%
Frontier Oil & Ref.,El Dorado,KS		107	77	10	87	80	—	1	82	—	—	—	—	80	—	1	82	106%	0%	94%
Marathon Ashland,Detroit,MI		74	10	24	34	4	3	4	11	—	26	—	26	4	29	4	37	108%	108%	108%
Marathon Ashland,Robinson,IL		192	50	—	50	10	39	34	83	—	1	13	14	10	41	47	98	167%	0%	196%
Marathon Ashland ,Catlettsburg,KY		222	197	5	202	114	—	92	206	—	—	1	1	114	—	93	207	104%	28%	103%
Marathon Ashland ,Canton,OH		73	20	5	25	—	—	23	23	—	0	0	0	—	0	23	23	114%	6%	93%
Marathon Ashland ,St. Paul Park,MN		70	—	10	10	—	3	—	3	—	12	—	12	—	15	—	15	0%	125%	154%
Murphy ,Superior,WI		33	—	7	7	—	17	—	17	—	7	—	7	—	25	—	25	0%	101%	351%
NCRA,McPherson,KS		76	25	—	25	40	—	—	40	—	3	—	3	40	3	—	43	160%	0%	171%
Premcor USA,Hartford,IL	(3)	68	33	25	58	—	—	7	7	—	2	1	3	—	2	8	10	21%	11%	17%
Premcor USA,Lima,OH		165	—	—	—	—	—	1	1	—	—	—	—	—	—	1	1	0%	0%	0%
Premcor USA,Blue Island,IL	(3)	76	25	—	25	—	—	—	—	—	1	—	1	—	1	—	1	0%	0%	2%
Sinclair ,Tulsa,OK		50	10	—	10	10	—	—	10	8	—	—	8	18	—	—	18	100%	0%	180%
Sun,Toledo,OH		140	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Valero,Ardmore,OK	(4)	84	45	—	45	35	—	18	53	—	—	—	—	35	—	18	53	118%	0%	118%
Williams (Mapco) ,Memphis,TN		140	—	—	—	—	—	—	—	—	—	3	3	—	—	3	3	0%	0%	0%

TOTAL PADD II		3,167	1,016	828	1,843	759	150	269	1,178	9	663	62	734	768	813	330	1,912	116%	89%	104%

Notes:	(1)	Previously Tosco
	(2)	Previously Koch
	(3)	Shutdown in 2002
	(4)	Previously UDS

TABLE A2 (Continued)

2002 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION

		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
		Capacity	Light	Heavy	Total													Light	Heavy
Company	Notes	(MB/CD)	Sour	Sour	Sour	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Sour	Sour	Total

Alon,Big Spring,TX		61	61	—	61	56	—	1	58	—	—	—	—	56	—	1	58	95%	0%	95%
Atofina,Port Arthur,TX	(1)	179	129	—	129	13	—	—	13	—	—	5	5	13	—	5	18	10%	0%	14%
Berry Petroleum ,Stevens,AR	I	—	—	—	—	—	—	—	—	6	—	—	6	6	—	—	6	0%	0%	0%
BP Amoco,Texas City,TX		437	100	137	237	50	—	21	71	—	—	133	133	50	—	155	205	71%	97%	86%
Chevron,Pascagoula,MS		295	145	150	295	6	—	117	123	—	—	203	203	6	—	320	326	85%	136%	110%
ChevronTexaco,El Paso,TX	I	90	18	—	18	20	—	—	20	—	—	—	—	20	—	—	20	111%	0%	111%
Citgo,Corpus Christi,TX		152	52	100	152	—	—	30	30	—	—	116	116	—	—	146	146	57%	116%	96%
Citgo,Lake Charles,LA		307	30	187	217	58	—	27	85	—	—	123	123	58	—	150	208	283%	66%	96%
Conoco Phillips,Belle Chasse,LA	(2)	255	—	—	—	—	—	1	1	—	—	20	20	—	—	21	21	0%	0%	0%
Conoco Phillips,Lake Charles/Westlake,LA		245	60	135	195	5	—	26	31	—	—	140	140	5	—	166	171	52%	104%	88%
ConocoPhillips,Borger,TX	I	125	115	—	115	95	—	25	120	—	—	3	3	95	—	28	123	105%	0%	107%
ConocoPhillips,Sweeny,TX		215	15	150	165	—	—	5	5	—	—	146	146	—	—	150	150	30%	97%	91%
Cross Oil,Smackover,AR	I	6	—	6	6	—	—	—	—	5	—	0	5	5	—	0	5	0%	90%	90%
Crown,Tyler,TX		60	12	—	12	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Crown ,Houston,TX		100	20	—	20	—	—	—	—	—	—	0	0	—	—	0	0	0%	0%	2%
El Paso,Mobile,AL	(4)	19	—	19	19	—	—	—	—	—	—	7	7	—	—	7	7	0%	36%	36%
Ergon Refining,Vicksburg,MS		23	—	23	23	—	—	—	—	—	—	18	18	—	—	18	18	0%	80%	80%
Exxon Mobil,Baton Rouge,LA		485	185	100	285	146	—	97	243	—	—	83	83	146	—	180	326	131%	83%	114%
Exxon Mobil,Baytown,TX		508	308	200	508	126	—	196	321	19	—	142	161	145	—	337	482	104%	80%	95%
Exxon Mobil,Beaumont,TX		348	178	90	268	4	—	166	170	—	—	103	103	4	—	269	273	95%	114%	102%
Exxon Mobil,Chalmette,LA		190	—	80	80	12	—	—	12	—	—	81	81	12	—	81	93	0%	102%	116%
Flint Hills Resources,Corpus Christi,TX	(3)	297	82	90	172	—	—	31	31	—	—	18	18	—	—	49	49	38%	20%	29%
Hunt,Tuscaloosa,AL		43	—	43	43	—	—	1	1	9	—	28	37	9	—	29	38	0%	85%	88%
Lion ,El Dorado,AR	I	55	47	8	55	16	—	34	50	5	—	—	5	21	—	34	55	106%	63%	100%
Lyondell-CITGO,Houston,TX		269	—	269	269	—	—	12	12	—	—	232	232	—	—	244	244	0%	86%	91%
Marathon Ashland,Garyville,LA		232	182	50	232	89	—	60	149	—	—	86	86	89	—	146	235	82%	172%	101%
Motiva,Convent,LA		230	220	10	230	—	—	204	204	—	—	1	1	—	—	205	205	93%	14%	89%
Motiva,Norco,LA		230	25	15	40	5	—	1	6	—	—	—	—	5	—	1	6	25%	0%	16%

TABLE A2 (Continued)

2002 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION

		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
		Capacity	Light	Heavy	Total													Light	Heavy
Company	Notes	(MB/CD)	Sour	Sour	Sour	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Sour	Sour	Total

Motiva,Port Arthur,TX		245	145	100	245	—	—	239	239	—	—	1	1	—	—	241	241	165%	1%	98%
Murphy ,Meraux,LA		100	95	—	95	7	—	75	82	—	—	1	1	7	—	77	84	87%	0%	88%
Navajo ,Artesia/Lovington,NM	I, (5)	60	60	—	60	60	—	—	60	—	—	—	—	60	—	—	60	100%	0%	100%
Orion,Norco,		150	—	150	150	6	—	4	10	—	—	117	117	6	—	121	126	0%	78%	84%
Premcor USA,Port Arthur,TX		247	77	160	237	—	—	30	30	—	—	203	203	—	—	233	233	39%	127%	98%
Shell,Deer Park,TX		275	50	210	260	9	—	20	29	—	—	264	264	9	—	284	293	58%	126%	113%
Shell Chemical,St. Rose,LA	S	55	—	—	—	—	—	1	1	—	—	—	—	—	—	1	1	0%	0%	0%
Southland Oil,Lumberton,MS	A	6	—	6	6	—	—	—	—	1	—	—	1	1	—	—	1	0%	24%	24%
Southland Oil,Sandersville,MS	A	11	—	11	11	—	—	—	—	6	—	—	6	6	—	—	6	0%	50%	50%
Trigeant,Corpus Christi,TX	(6)	30	—	30	30	—	—	—	—	—	—	15	15	—	—	15	15	0%	50%	50%
Valero,Corpus Christi,TX	(4)	110	30	75	105	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Valero,Sunray/McKee,TX	I, (7)	146	50	—	50	36	—	2	38	—	—	—	—	36	—	2	38	76%	0%	76%
Valero,Corpus Christi,TX		94	64	15	79	—	—	73	73	—	—	46	46	—	—	119	119	113%	307%	150%
Valero,Texas City,TX		165	165	—	165	3	—	128	132	—	—	5	5	3	—	134	137	80%	0%	83%
Valero,Three Rivers,TX		92	—	—	—	—	—	20	20	—	—	—	—	—	—	20	20	0%	0%	0%
Valero ,Houston,TX		115	65	—	65	54	—	29	83	—	—	1	1	54	—	30	84	128%	0%	129%

TOTAL PADD III		7,394	2,785	2,619	5,404	876	—	1,676	2,552	51	—	2,343	2,394	927	—	4,019	4,946	92%	91%	92%

TOTAL PADDs I — III		12,309	4,059	3,827	7,887	1,635	150	2,186	3,971	60	697	2,680	3,437	1,695	847	4,866	7,408	98%	90%	94%

Notes:	(1)	Previously Atofina	A	Asphalt plant, not included in capacity calculations
	(2)	Previously Tosco	I	Inland plant, not included in capacity calculations
	(3)	Previously Koch	S	Sweet crude runs, not included in capacity calculations
	(4)	Previously Coastal
	(5)	Sold in 2003 to Frontier
	(6)	Previously Neste
	(7)	Previously UDS

TABLE A3

2001 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION

		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
		Capacity	Light	Heavy	Total													Light	Heavy
Company	Notes	(MB/CD)	Sour	Sour	Sour	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Sour	Sour	Total

BP Amoco,Yorktown,VA		59	—	30	30	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Chevron,Perth Amboy,NJ		80	—	80	80	—	—	—	—	—	—	45	45	—	—	45	45	0%	56%	56%
Citgo,Savannah,GA	A	28	—	28	28	—	—	—	—	—	—	22	22	—	—	22	22	0%	77%	77%
Citgo,Thorofare,NJ	A	80	—	80	80	—	—	—	—	—	—	42	42	—	—	42	42	0%	53%	53%
Coastal,Westville,NJ		150	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Motiva (Star),Delaware City,DE		152	30	122	152	—	—	80	80	—	—	77	77	—	—	157	157	265%	63%	103%
Tosco,Linden,NJ	NS	285	60	—	60	—	—	1	1	—	—	3	3	—	—	4	4	2%	0%	6%
Tosco,Marcus Hook,PA		180	—	—	—	—	—	—	—	—	—	3	3	—	—	3	3	0%	0%	0%
United Refining Co.,Warren,PA		67	22	25	47	—	1	—	1	—	32	—	32	—	33	—	33	6%	127%	71%
Valero,Paulsboro,NJ		157	147	10	157	—	—	139	139	—	—	9	9	—	—	148	148	95%	86%	94%
Young Refining,Douglasville, GA	A	6	—	6	6	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%

TOTAL PADD I		1,770	259	381	640	—	1	221	222	—	32	200	232	—	33	421	454	86%	61%	71%

Conoco,Ponca City,OK		174	55	—	55	70	—	4	74	—	1	3	4	70	1	7	78	135%	0%	142%
Farmland ,Coffeyville,KS		110	25	—	25	20	—	—	20	—	—	28	28	20	—	28	48	80%	0%	192%
Frontier Oil & Ref.,El Dorado,KS		107	77	10	87	80	—	—	80	—	—	—	—	80	—	—	80	104%	0%	92%
NCRA,McPherson,KS		76	25	—	25	35	1	—	36	—	3	2	5	35	4	2	41	144%	0%	163%
Sinclair ,Tulsa,OK		50	10	—	10	10	—	—	10	8	—	4	12	18	—	4	22	100%	0%	220%
UDS,Ardmore,OK		84	45	—	45	30	—	22	52	—	—	—	—	30	—	22	52	116%	0%	116%
BP Amoco,Whiting,IN		410	140	140	280	175	—	4	179	1	89	9	99	176	89	13	278	128%	71%	99%
BP Amoco,Toledo,OH		152	—	—	—	16	1	—	17	—	53	—	53	16	54	—	70	0%	0%	0%
Citgo,Lemont,IL		159	59	100	159	5	24	6	35	—	54	—	54	5	78	6	89	59%	54%	56%
Exxon Mobil,Joliet,IL		232	70	162	232	15	90	—	105	—	103	—	103	15	192	—	207	149%	64%	90%
Laketon ,Laketon,IN		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Marathon Ashland,Detroit,MI		74	10	24	34	4	0	3	8	—	26	—	26	4	26	3	33	76%	108%	98%
Sun,Toledo,OH		140	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
UDS,Alma,MI		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Marathon Ashland,Robinson,IL		192	50	—	50	9	1	42	52	—	0	—	0	9	1	42	53	105%	0%	105%
Marathon Ashland ,Catlettsburg, KY		222	197	5	202	98	—	109	207	—	—	1	1	98	—	110	208	105%	27%	103%
Marathon Ashland ,Canton,OH		73	20	5	25	—	—	21	21	—	6	0	7	—	6	22	28	107%	133%	112%
Premcor USA,Hartford,IL		68	33	25	58	44	1	10	55	—	2	5	7	44	3	15	62	165%	29%	107%
Premcor USA,Lima,OH		165	—	—	—	4	—	—	4	—	—	—	—	4	—	—	4	0%	0%	0%
Tosco,Wood River,IL		286	200	50	250	195	6	59	260	—	42	3	46	195	49	62	306	130%	92%	123%
Koch ,Rosemount,MN		290	—	290	290	—	11	12	23	—	197	4	201	—	208	16	224	0%	69%	77%
Marathon Ashland ,St. Paul Park,MN		70	—	10	10	—	3	4	7	—	18	—	18	—	20	4	24	0%	175%	244%
Murphy ,Superior,WI		33	—	7	7	—	20	—	20	—	8	—	8	—	28	—	28	0%	108%	395%

TOTAL PADD II		3,167	1,016	828	1,843	810	158	297	1,265	9	602	60	671	819	760	357	1,936	125%	81%	105%

Notes:	A	Asphalt plant, not included in capacity calculations
	NS	North Sea sweet

TABLE A3 (Continued)

2001 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION

		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
		Capacity	Light	Heavy	Total			Off-				Off-				Off-		Light	Heavy
Company	Notes	(MB/CD)	Sour	Sour	Sour	Dom.	Canada	shore	Total	Dom.	Canada	shore	Total	Dom.	Canada	shore	Total	Sour	Sour	Total

Berry Petroleum ,Stevens,AR	I	—	—	—	—	—	—	—	—	6	—	—	6	6	—	—	6	0%	0%	0%
BP Amoco,Texas City,TX		437	100	137	237	55	—	27	82	—	—	136	136	55	—	163	218	82%	100%	92%
Chevron,El Paso,TX	I	90	18	—	18	20	—	—	20	—	—	—	—	20	—	—	20	111%	0%	111%
Chevron,Pascagoula,MS		295	145	150	295	6	—	117	123	—	—	207	207	6	—	324	330	85%	138%	112%
Citgo,Corpus Christi,TX		152	52	100	152	—	—	24	24	—	—	123	123	—	—	146	146	45%	123%	96%
Citgo,Lake Charles,LA		307	30	187	217	11	2	72	85	—	—	135	135	11	2	207	220	283%	72%	101%
Valero,Corpus Christi,TX	(1)	110	30	75	105	—	—	34	34	—	—	53	53	—	—	87	87	113%	71%	83%
Coastal,Mobile,AL		19	—	19	19	1	—	—	1	—	—	9	9	1	—	9	10	0%	51%	56%
Conoco,Lake Charles/Westlake,LA		245	60	135	195	10	—	13	23	—	—	165	165	10	—	178	188	39%	122%	96%
Crown ,Houston,TX		100	20	—	20	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Crown,Tyler,TX		60	12	—	12	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Ergon Refining,Vicksburg,MS		6	—	6	6	—	—	—	—	1	—	2	3	1	—	2	3	0%	53%	53%
Exxon Mobil,Baton Rouge,LA		485	185	100	285	136	—	92	228	11	—	44	55	147	—	136	282	123%	55%	99%
Exxon Mobil,Baytown,TX		508	308	200	508	113	—	290	402	13	—	63	76	125	—	353	478	131%	38%	94%
Exxon Mobil,Beaumont,TX		348	178	90	268	37	—	191	228	—	—	95	95	37	—	286	323	128%	106%	120%
Exxon Mobil,Chalmette,LA		190	—	80	80	66	—	—	66	—	—	69	69	66	—	69	134	0%	86%	168%
Hunt,Tuscaloosa,AL		23	—	23	23	1	—	—	1	—	—	19	19	1	—	19	19	0%	82%	85%
Koch ,Corpus Christi,TX		297	82	90	172	—	—	67	67	—	—	20	20	—	—	87	87	81%	22%	50%
Lion ,El Dorado,AR	I	43	—	43	43	—	—	—	—	11	—	27	38	11	—	27	38	0%	88%	88%
Lyondell-CITGO,Houston,TX		269	—	269	269	—	—	1	1	—	—	240	240	—	—	241	241	0%	89%	90%
Marathon Ashland,Garyville,LA		232	182	50	232	69	—	122	191	—	—	43	43	69	—	165	234	105%	86%	101%
Motiva,Convent,LA		230	220	10	230	—	—	215	215	—	—	2	2	—	—	216	216	98%	15%	94%
Motiva,Norco,LA		230	25	15	40	5	—	11	15	—	—	—	—	5	—	11	15	60%	0%	38%
Motiva,Port Arthur,TX		245	145	100	245	—	—	225	225	—	—	8	8	—	—	232	232	155%	8%	95%
Murphy ,Meraux,LA		100	95	—	95	3	—	100	103	—	—	—	—	3	—	100	103	108%	0%	108%
Navajo ,Artesia/Lovington,NM	I	60	60	—	60	58	—	—	58	—	—	—	—	58	—	—	58	96%	0%	96%
Neste Trifinery,Corpus Christi,TX		30	—	30	30	—	—	—	—	7	—	15	21	7	—	15	21	0%	70%	70%
Orion,Norco,		150	—	150	150	8	—	4	12	—	—	122	122	8	—	126	133	0%	81%	89%
Phillips,Borger,TX	I	125	115	—	115	105	—	18	123	—	—	3	3	105	—	21	126	107%	0%	109%
Phillips,Sweeny,TX		215	15	150	165	3	—	6	9	—	—	141	141	3	—	146	150	58%	94%	91%
Premcor USA,Port Arthur,TX		247	77	160	237	—	—	65	65	—	—	157	157	—	—	222	222	85%	98%	94%
Shell Chemical Co.,Saraland,AL	S	85	—	—	—	—	—	6	6	—	—	—	—	—	—	6	6	0%	0%	0%
Shell Chemical,St. Rose,LA	S	55	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Shell,Deer Park,TX		275	50	210	260	—	—	32	32	—	—	201	201	—	—	233	233	65%	96%	90%
Southland Oil,Lumberton,MS	A	6	—	6	6	—	—	—	—	1	—	—	1	1	—	—	1	0%	18%	18%
Southland Oil,Sandersville,MS	A	11	—	11	11	—	—	—	—	6	—	—	6	6	—	—	6	0%	55%	55%
Tosco,Belle ChasseLA		255	—	—	—	—	—	5	5	—	—	—	—	—	—	5	5	0%	0%	0%
TotalFina,Big Spring,TX	I	61	61	—	61	54	—	6	60	—	—	—	—	54	—	6	60	98%	0%	98%
TotalFina,Port Arthur,TX		179	129	—	129	34	1	44	79	—	—	7	7	34	1	51	86	62%	0%	67%
UDS,Sunray/McKee,TX	I	146	50	—	50	34	—	9	42	—	—	—	—	34	—	9	42	85%	0%	85%
UDS,Three Rivers,TX		92	—	—	—	—	—	4	4	—	—	8	8	—	—	12	12	0%	0%	0%
Valero ,Corpus Christi,TX		94	64	15	79	—	—	55	55	—	—	—	—	—	—	55	55	85%	0%	69%
Valero,Houston,TX		115	65	—	65	—	—	67	67	—	—	—	—	—	—	67	67	102%	0%	102%
Valero,Texas City,TX		165	165	—	165	—	—	176	176	—	—	—	—	—	—	176	176	107%	0%	107%

TOTAL PADD III		7,499	2,773	2,619	5,392	844	3	2,128	2,975	61	—	2,111	2,172	904	3	4,239	5,146	107%	83%	95%

TOTAL PADDs I - III		12,436	4,047	3,827	7,875	1,654	162	2,646	4,463	70	633	2,372	3,075	1,724	795	5,018	7,537	110%	80%	96%

Notes:	(1)	previously Coastal	A	Asphalt plant, not included in capacity calculations
			I	Inland refinery, not included in capacity calculations
			NS	North Sea sweet
			S	Sweet crude runs, not included in capacity calculations

TABLE A4

2000 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION

		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
		Capacity	Light	Heavy	Total			Off-				Off-				Off-		Light	Heavy
Company	Notes	(MB/CD)	Sour	Sour	Sour	Dom.	Canada	shore	Total	Dom.	Canada	shore	Total	Dom.	Canada	shore	Total	Sour	Sour	Total

BP Amoco,Yorktown,VA		59	—	30	30	—	—	3	3	—	—	12	12	—	—	15	15	0%	40%	51%
Chevron,Perth Amboy,NJ		80	—	80	80	—	—	—	—	—	—	42	42	—	—	42	42	0%	52%	52%
Citgo,Savannah,GA	A	28	—	28	28	—	—	—	—	—	—	6	6	—	—	6	6	0%	20%	20%
Citgo,Thorofare,NJ	A	80	—	80	80	—	—	—	—	—	—	47	47	—	—	47	47	0%	59%	59%
Coastal,Westville,NJ		150	—	—	—	—	—	2	2	—	—	—	—	—	—	2	2	0%	0%	0%
Motiva (Star),Delaware City,DE		152	30	122	152	—	—	54	54	—	—	87	87	—	—	###	141	179%	71%	93%
Tosco,Linden,NJ	NS	285	60	—	60	—	—	8	8	—	—	36	36	—	—	44	44	13%	0%	73%
Tosco,Marcus Hook,PA		180	—	—	—	—	—	1	1	—	—	10	10	—	—	11	11	0%	0%	0%
United Refining Co.,Warren,PA		67	22	25	47	—	2	—	2	—	34	—	34	—	36	—	36	9%	137%	78%
Valero,Paulsboro,NJ		157	147	10	157	—	—	128	128	—	—	23	23	—	—	###	152	87%	233%	97%
Young Refining,Douglasville, GA	A	6	—	6	6	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%

TOTAL PADD I		1,786	259	381	640	—	2	197	199	—	34	263	297	—	36	###	497	77%	78%	78%

Conoco,Ponca City,OK		174	55	—	55	70	—	3	73	—	—	1	1	70	—	4	74	132%	0%	135%
Farmland ,Coffeyville,KS		110	25	—	25	20	—	2	22	—	—	31	31	20	—	33	53	89%	0%	213%
Frontier Oil & Ref.,El Dorado,KS		109	79	10	89	80	—	—	80	—	—	3	3	80	—	3	82	101%	25%	92%
NCRA,McPherson,KS		76	25	—	25	40	—	—	40	—	—	—	—	40	—	—	40	160%	0%	160%
Sinclair ,Tulsa,OK		50	10	—	10	10	—	—	10	8	—	5	13	18	—	5	23	100%	0%	233%
UDS,Ardmore,OK		84	45	—	45	30	—	19	49	—	—	3	3	30	—	22	52	108%	0%	115%
BP Amoco,Whiting,IN		410	140	140	280	172	—	—	172	1	88	20	109	173	88	20	281	123%	78%	100%
BP Amoco,Toledo,OH		152	—	—	—	—	—	—	—	—	43	—	43	—	43	—	43	0%	0%	0%
Citgo,Lemont,IL		159	59	100	159	8	40	11	59	—	83	—	83	8	124	11	142	100%	83%	90%
Exxon Mobil,Joliet,IL		232	70	162	232	24	53	7	84	—	88	—	88	24	140	7	171	120%	54%	74%
Laketon ,Laketon,IN		4	—	4	4	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Marathon Ashland,Detroit,MI		74	10	24	34	7	—	10	17	—	14	0	14	7	14	10	31	166%	59%	90%
Sun,Toledo,OH		140	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
UDS,Alma,MI		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Marathon Ashland,Robinson,IL		192	50	—	50	—	—	39	39	—	—	1	1	—	—	40	40	78%	0%	80%
Marathon Ashland ,Catlettsburg, KY		222	197	5	202	80	—	107	187	—	—	—	—	80	—	###	187	95%	0%	93%
Marathon Ashland ,Canton,OH		73	20	5	25	—	—	27	27	—	1	—	1	—	1	27	27	133%	17%	109%
Premcor USA,Hartford,IL		68	33	25	58	38	—	3	41	—	0	10	10	38	0	13	51	125%	41%	88%
Premcor USA,Lima,OH		165	—	—	—	—	—	3	3	—	—	3	3	—	—	6	6	0%	0%	0%
Tosco,Wood River,IL		286	200	50	250	149	—	61	210	—	37	12	49	149	37	74	259	105%	98%	104%
Koch ,Rosemount,MN		290	—	290	290	—	14	11	25	—	184	20	204	—	198	31	229	0%	70%	79%
Marathon Ashland ,St. Paul Park,MN		70	—	10	10	—	4	—	4	—	16	—	16	—	20	—	20	0%	159%	203%
Murphy ,Superior,WI		36	—	7	7	—	26	—	26	—	2	—	2	—	28	—	28	0%	27%	401%

TOTAL PADD II		3,176	1,018	832	1,849	727	137	303	1,167	9	556	110	674	736	693	###	1,842	115%	81%	100%

Notes:	A	Asphalt plant, not included in capacity calculations
	NS	North Sea sweet

TABLE A4 (Continued)

2000 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION

		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
		Capacity	Light	Heavy	Total			Off-				Off-				Off-		Light	Heavy
Company	Notes	(MB/CD)	Sour	Sour	Sour	Dom.	Canada	shore	Total	Dom.	Canada	shore	Total	Dom.	Canada	shore	Total	Sour	Sour	Total

Crown,Tyler,TX		60	12	—	12	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Chevron,Pascagoula,MS		295	145	150	295	—	—	111	111	—	—	190	190	—	—	301	301	77%	127%	102%
Citgo,Lake Charles,LA		307	30	187	217	45	—	28	73	—	—	135	135	45	—	163	208	243%	72%	96%
Coastal,Mobile,AL		19	—	19	19	1	—	—	1	—	—	11	11	1	—	11	12	0%	59%	64%
Conoco,Lake Charles/Westlake,LA		245	60	135	195	11	—	34	44	—	—	123	123	11	—	157	167	74%	91%	86%
Exxon Mobil,Baton Rouge,LA		485	185	100	285	63	—	99	163	25	—	109	134	88	—	208	297	88%	134%	104%
Exxon Mobil,Chalmette,LA		190	—	80	80	23	—	1	25	—	—	74	74	23	—	75	99	0%	92%	123%
Marathon Ashland,Garyville,LA		232	182	50	232	85	—	99	184	—	—	53	53	85	—	152	237	101%	106%	102%
Motiva,Norco,LA		230	25	15	40	—	—	13	13	—	—	—	—	—	—	13	13	53%	0%	33%
Motiva,Convent,LA		230	220	10	230	—	—	224	224	—	—	2	2	—	—	227	227	102%	24%	99%
Murphy ,Meraux,LA		100	95	—	95	—	—	97	97	—	—	1	1	—	—	98	98	102%	0%	103%
Orion,Norco,		200	—	200	200	—	—	1	1	—	—	57	57	—	—	58	58	0%	28%	29%
Shell Chemical,St. Rose,LA	S	55	—	—	—	—	—	—	—	—	—	1	1	—	—	1	1	0%	0%	0%
Shell Chemical Co.,Saraland,AL	S	85	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Tosco,Belle ChasseLA		255	—	—	—	—	—	4	4	—	—	—	—	—	—	4	4	0%	0%	0%
Valero,Krotz Springs,LA		80	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Berry Petroleum ,Stevens,AR	I	7	—	7	7	—	—	—	—	6	—	—	6	6	—	—	6	0%	88%	88%
Cross Oil,Smackover,AR	I	6	—	6	6	—	—	—	—	5	—	0	6	5	—	0	6	0%	96%	96%
Ergon Refining,Vicksburg,MS		23	—	23	23	—	—	—	—	—	—	20	20	—	—	20	20	0%	88%	88%
Hunt,Tuscaloosa,AL		43	—	43	43	—	—	4	4	10	—	23	33	10	—	27	38	0%	77%	87%
Lion ,El Dorado,AR	I	55	47	8	55	12	—	29	42	4	—	—	4	16	—	29	46	89%	50%	83%
Southland Oil,Lumberton,MS	A	6	—	6	6	—	—	—	—	2	—	—	2	2	—	—	2	0%	27%	27%
Southland Oil,Sandersville,MS	A	11	—	11	11	—	—	—	—	7	—	—	7	7	—	—	7	0%	62%	62%
BP Amoco,Texas City,TX		437	100	137	237	47	—	8	56	—	—	166	166	47	—	174	221	56%	121%	93%
Citgo,Corpus Christi,TX		152	52	100	152	—	—	31	31	—	—	118	118	—	—	149	149	59%	118%	98%
Coastal,Corpus Christi,TX		110	30	75	105	—	—	22	22	—	—	79	79	—	—	101	101	73%	105%	96%
Crown ,Houston,TX		100	20	—	20	—	—	—	—	—	—	—	—	—	—	—	—	0%	0%	0%
Exxon Mobil,Baytown,TX		508	308	200	508	86	—	281	367	10	—	77	87	96	—	358	454	119%	44%	89%
Exxon Mobil,Beaumont,TX		348	178	90	268	—	16	153	169	—	—	88	88	—	16	241	257	95%	98%	96%
Koch ,Corpus Christi,TX		297	82	90	172	—	—	39	39	—	—	31	31	—	—	70	70	47%	35%	41%
Lyondell-CITGO,Houston,TX		269	—	269	269	—	—	14	14	—	—	226	226	—	—	240	240	0%	84%	89%
Motiva,Port Arthur,TX		245	145	100	245	—	—	241	241	—	—	—	—	—	—	241	241	166%	0%	98%
Neste Trifinery,Corpus Christi,TX		30	—	30	30	—	—	—	—	—	—	25	25	—	—	25	25	0%	84%	84%
Phillips,Sweeny,TX		205	100	—	100	7	—	57	64	—	—	36	36	7	—	93	100	64%	0%	100%
Premcor USA,Port Arthur,TX		225	150	25	175	—	—	148	148	—	—	45	45	—	—	193	193	99%	180%	110%
Shell,Deer Park,TX		275	50	210	260	41	—	33	74	—	—	175	175	41	—	208	249	149%	83%	96%
TotalFina,Port Arthur,TX		179	129	—	129	35	—	80	115	—	—	3	3	35	—	83	118	90%	0%	92%
UDS,Three Rivers,TX		92	—	—	—	—	—	13	13	—	—	—	—	—	—	13	13	0%	0%	0%
Valero ,Corpus Christi,TX		115	65	—	65	—	—	37	37	—	—	—	—	—	—	37	37	56%	0%	56%
Valero,Houston,TX		180	160	5	165	—	—	132	132	—	—	16	16	—	—	148	148	83%	311%	90%
Valero,Texas City,TX		50	20	15	35	—	—	39	39	—	—	11	11	—	—	51	51	197%	74%	144%
Chevron,El Paso,TX	I	90	18	—	18	20	—	—	20	—	—	—	—	20	—	—	20	113%	0%	113%
Navajo ,Artesia/Lovington,NM	I	60	60	—	60	61	—	—	61	—	—	—	—	61	—	—	61	101%	0%	101%
Phillips,Borger,TX	I	125	115	—	115	105	—	25	130	—	—	—	—	105	—	25	130	113%	0%	113%
TotalFina,Big Spring,TX	I	61	61	—	61	58	—	—	58	—	—	—	—	58	—	—	58	94%	0%	94%
UDS,Sunray/McKee,TX	I	146	50	—	50	39	—	—	39	—	—	—	—	39	—	—	39	79%	0%	79%

TOTAL PADD III		7,542	2,882	2,395	5,277	739	16	2,101	2,856	69	—	1,896	1,965	808	16	3,997	4,821	99%	82%	91%

TOTAL PADDs I - III		12,503	4,158	3,608	7,766	1,467	155	2,601	4,223	78	590	2,269	2,937	1,545	745	4,870	7,160	102%	81%	92%

Notes:	A	Asphalt plant, not included in capacity calculations
	I	Inland refinery, not included in capacity calculations
	S	Sweet crude runs, not included in capacity calculations

TABLE A5

2003 PADD I, PADD II and PADD III Refined Petroleum Products by Importer

(Thousands of Barrels per Days)

	Importing Countries	Diesel	Gasoline	Jet Kero	Resid	Total	Percent
PADD I
Amerada Hess Corp	Virgin Islands / Africa	64.5	84.2	9.2	85.3	243.3	16%
Vitol S A Inc	Canada / Europe	20.4	81.1	1.6	84.0	187.1	13%
Citgo Petro Corp	Virgin Islands / PDVSA	46.9	85.2	25.1	—	157.3	11%
BP Products North America	Europe / Latin America / Canada	1.2	116.8	5.4	11.9	135.3	9%
Irving Oil Corp	Canada	18.6	70.5	4.3	—	93.4	6%
Warren GE	Europe / Latin America	4.7	82.1	0.3	—	87.1	6%
Colonial Oil Indus Inc	Latin America / PDVSA / Europe	11.4	42.2	—	30.7	84.2	6%
Morgan Stanley Capital Group Inc	Europe / Latin America	44.0	28.7	4.4	—	77.1	5%
Glencore Ltd.	Europe / Latin America	2.6	33.5	4.1	31.5	71.8	5%
Petrobras America Inc	Latin America / Europe	—	29.8	—	13.0	42.8	3%
Shell US Trading Co	Europe / Latin America	5.0	34.8	1.0	1.1	41.9	3%
Global Companies LLC	Canada / PDVSA	27.1	10.1	—	0.2	37.4	3%
Irving Oil Transp Co	Canada	28.5	0.8	—	—	29.3	2%
Westport Petro Inc	Latin America / Europe	—	4.9	—	19.9	24.8	2%
Sprague Energy Corp	Europe / Others	11.2	4.2	1.0	1.5	17.9	1%
Ultramar Energy Inc	Canada	10.5	2.8	1.8	1.1	16.1	1%
Atlantic Trdg & Mktg Inc	Europe / Latin America	—	13.7	—	—	13.7	1%
El Paso Merchant Energy Petro	Latin America / Others	3.8	2.0	7.8	—	13.7	1%
Virginia Power Energy Mktg	Europe / Africa	—	—	—	12.0	12.0	1%
Chemoil Corp	Latin America / Russia / PDVSA	—	—	—	11.5	11.5	1%
Other		10.7	43.8	7.6	26.8	88.9	6%

Total PADD I		311.3	771.2	73.6	330.5	1,486.6	100%

PADD II
Western Petro Co	Canada	2.8	1.5	0.7	—	4.9	36%
Center Oil Co	Canada	2.2	—	—	—	2.2	16%
Farstad Oil Co	Canada	1.2	0.3	0.0	—	1.6	12%
Warren Petro Corp	Canada	0.3	—	—	1.1	1.4	10%
Texpar Energy Inc	Canada	—	—	—	1.0	1.0	7%
Triple Clean Oil Inc	Canada	—	—	—	0.7	0.7	5%
Shell US Trading Co	Finland	—	0.4	—	—	0.4	3%
Cass City Oil & Gas Co	Canada	0.3	—	—	—	0.3	2%
Phillips C Oil Co	Canada	0.3	—	—	—	0.3	2%
Bulk Trading & Transp Co	Canada	—	—	—	0.3	0.3	2%
Other		0.2	0.1	—	0.3	0.5	4%

Total PADD II		7.3	2.3	0.7	3.3	13.6	100%

PADD III
Valero Mktg & Supply Co	Europe / Africa	—	—	—	69.2	69.2	23%
ExxonMobil	Europe / Latin America	—	—	—	49.9	49.9	17%
Vitol SA Inc	Russia / China / Middle East	—	14.8	—	7.7	22.5	8%
Flint Hills Resources LP	Europe / Russia	—	0.4	—	21.6	22.0	7%
Orion Refg Corp	Europe / Algeria	—	—	—	19.6	19.6	7%
Marathon Ashland Petroleum LLC	Netherland Antilles / Europe	—	—	—	15.8	15.8	5%
Glencore Ltd	Europe / Latin America	—	7.6	—	8.1	15.7	5%
Koch Supply & Trading Co	PDVSA / Latin America	—	9.0	—	4.3	13.3	4%
BP Products N America	Latin America / Russia / PDVSA	—	7.4	—	5.7	13.1	4%
Shell US Trdg Co	Latin America / Europe	2.5	4.9	—	1.8	9.1	3%
Motiva Enterprises LLC	Europe / Syria	—	0.3	—	8.5	8.8	3%
Valero St. Charles Refinery	Algeria	—	—	—	8.7	8.7	3%
Westport Petro Inc	Latin America / Europe	0.0	—	—	6.0	6.1	2%
Lyondell Citgo Refg LP	Russia / Mexico	—	—	—	4.8	4.8	2%
Atlantic Trdg & Mktg LP	Europe / Others	—	0.3	—	3.2	3.5	1%
Statoil Mktg & Trdg (US) Inc	Norway	—	2.9	—	—	2.9	1%
Crown Central Petro Corp	Netherland Antilles / Sweden	—	—	—	2.8	2.8	1%
Rio Energy Intl	Russia / Colombia / France	—	—	—	1.5	1.5	1%
Other		—	2.8	0.9	3.2	7.0	2%

Total PADD III		2.5	50.3	0.9	242.6	296.3	100%

TABLE A6

2002 PADD I, PADD II and PADD III Refined Petroleum Products by Importer

(Thousands of Barrels per Days)

	Importing Countries	Diesel	Gasoline	Jet Kero	Resid	Total	Percent
PADD I
Amerada Hess Corp	Virgin Islands / Algeria	46.0	67.7	10.8	64.9	189.5	14%
Vitol S A Inc	Canada / Europe	21.5	101.4	0.5	51.0	174.4	13%
BP Products North America	Europe / Canada	—	145.1	0.2	—	145.2	11%
Citgo Petro Corp	Virgin Islands / PDVSA	36.5	79.5	15.4	—	131.4	10%
Warren GE	Europe / Russia	—	82.7	—	—	82.7	6%
Colonial Oil Indus Inc	Latin America / PDVSA	12.0	39.4	—	22.9	74.3	6%
Glencore Ltd.	Europe / Latin America	0.1	47.6	0.9	22.6	71.3	5%
Morgan Stanley Capital Group Inc	Russia / Canada	35.3	6.6	1.8	—	43.7	3%
Petrobras America Inc	Latin America / Europe	—	39.7	—	3.5	43.1	3%
Irving Oil Transp Corp	Canada	26.4	6.9	—	1.2	34.5	3%
Mobil Oil Corp	Canada / PDVSA	5.3	27.1	—	—	32.4	2%
Global Companies LLC	Canada / PDVSA	15.1	11.4	0.2	4.2	30.9	2%
Irving Oil Corp	Canada	11.5	14.9	1.2	1.6	29.2	2%
El Paso Merchant Energy Petro	Latin America / Europe	6.1	5.0	11.0	—	22.0	2%
Shell Trading US Co.	Europe / Russia	2.6	34.2	0.7	—	37.5	3%
Phillips 66 Co.	Europe / Africa	2.6	5.7	0.3	12.7	21.3	2%
Duke Energy Merchants LC	Europe / Others	—	19.8	—	—	19.8	1%
Statoil Marketing & Trading (US) Inc.	Europe / Others	—	19.3	—	—	19.3	1%
Itochu Intl Inc.	Europe / Others	—	13.0	—	—	13.0	1%
Ultramar Energy Inc	Canada	8.3	2.4	1.3	0.1	12.0	1%
Other		16.9	42.4	8.0	32.5	99.7	8%

Total PADD I		246.2	811.6	52.3	217.1	1,327.2	100%

PADD II
Western Petro Co	Canada	2.3	1.6	0.0	—	3.9	51%
Farstad Oil Inc.	Canada	1.4	0.4	0.0	—	1.8	24%
Texpar Energy Inc.	Canada	—	—	—	0.5	0.5	7%
Phillips C Oil Co	Canada	0.3	—	—	—	0.3	4%
Cass City Oil & Gas Co	Canada	0.3	0.0	—	—	0.3	4%
Center Oil Co	Canada	0.2	—	—	—	0.2	2%
Warren Petro Corp	Canada	0.1	—	—	0.0	0.2	2%
Other		0.2	0.0	—	0.2	0.5	6%

Total PADD II		4.8	2.0	0.1	0.8	7.6	100%

PADD III
Valero Mktg & Supply Co	Europe / Russia	—	—	—	61.3	61.3	19%
ExxonMobil	Europe / Latin America	—	1.6	—	60.7	62.3	19%
Orion Refg Corp	Europe / Algeria	—	—	—	41.8	41.8	13%
Flint Hills Resources LP	Europe / Russia	—	—	1.9	25.7	27.6	9%
Vitol S A Inc	Europe / Far East	0.1	17.9	—	4.9	22.9	7%
Marathon Ashland Petro LLC	Latin America / Europe	—	—	—	20.1	20.1	6%
Motiva Enterprises LLC	Europe / PDVSA	0.9	0.1	—	14.4	15.4	5%
Amoco Oil Co	Russia / Others	—	—	—	14.4	14.4	4%
Crown Central Petroleum Corp	Germany / Angola	—	—	—	13.7	13.7	4%
Koch Supply & Trading Co.	Latin America / Africa	—	4.6	—	7.5	12.1	4%
Glencore Ltd.	Latin America / Others	0.2	2.4	—	8.7	11.3	3%
Lyondell Citgo Refining LP	Estonia / Russia	—	—	—	3.9	3.9	1%
BP Products North America	Europe	—	2.9	—	—	2.9	1%
Equiva Trading Co	Virgin Islands / Belgium	—	0.4	—	2.4	2.8	1%
Texaco Refg & Mktg	United Kingdom	—	2.7	—	—	2.7	1%
Other		0.4	4.6	0.4	3.0	8.5	3%

Total PADD III		1.6	37.1	2.4	282.5	323.6	100%